UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2006

Tupperware Brands Corporation

Retirement Savings Plan

(Exact name of registrant as specified in its charter)

Delaware	1-11657	36-4062333
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 2353, Orlando, Florida	32802
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 407-826-5050

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On February 20, 2006, Tupperware Brands Corporation’s Retirement Savings Plan (the Plan) dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent accountants. The Plan is sponsored by Tupperware Brands Corporation (the “Registrant”) and there is no change in the Registrant’s continuing engagement of PwC as the Registrant’s independent registered public accounting firm.

Following a value-for-services assessment, on March 27, 2006, the Plan engaged the firm of Chastang, Ferrell, Sims and Eiserman, LLC (“CFSE”) to conduct the audit of its financial statements as of December 31, 2005 and for the year then ended. For the years ended December 31, 2004 and 2003 and through March 27, 2006, there were no consultations with CFSE regarding accounting or disclosure requirements related to any current or considered transactions pursuant to Item 304(a)(2)(i) and Item 304(a)(2)(ii) of Regulation S-K.

For the years ended December 31, 2004 and 2003 and through February 20, 2006, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused PwC to make reference thereto in their reports on the Plan’s financial statements for such years. For the years ended December 31, 2004 and 2003 and through February 20, 2006, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K. The reports of PwC regarding the Plan’s financial statements as of and for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. The Registrant’s Management Committee for Employee Benefits approved the dismissal of PwC.

Item 9.01(c) Exhibits

Exhibit 16.1    Letter from PricewaterhouseCoopers LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE BRANDS CORPORATION RETIREMENT SAVINGS PLAN
(Registrant)

Date April 14, 2006
/s/ Thomas M. Roehlk
Thomas M. Roehlk, Chairman of Management
Committee for Employee Benefits